THE CHASE VISTA GROWTH AND INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/9/98    Infinity Broadcasting Corporation (INF) Class A Common Stock

Shares       Price         Amount
402,000     $20.50	 $8,241,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$ 0.82 	    N/A 	0.28714%	   0.32286%

     Broker
Merril Lynch & Co.


Underwriters of Infinity Broadcasting Corporation (INF) Class A Common Stock

U.S. Underwriters               	    Number of Shares
Merrill Lynch & Co.			      140,000,000
			Total		      140,000,000

THE CHASE VISTA GROWTH AND INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/23/98 	Associates First Capital Corp. (AFS) Class A Shares
Shares       Price         Amount
63,000	    $75.50	 $4,756,500.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$2.07	    N/A	      0.42000%		 0.50000%

     Broker
Goldman Sachs & Co.


Underwriters of Associates First Capital Corp. (AFS) Class A Shares

U.S. Underwriters               	    Number of Shares
Goldman Sachs & Co. 				15,000,000
			Total		        15,000,000


THE CHASE VISTA GROWTH AND INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
10/21/98 	Conoco Inc. (COC) Class A Common Stock
Shares       Price         Amount
314,000	    $23.00	 $7,222,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$0.9177      N/A       0.16401%	          0.26116%

   Broker
Morgan Stanley Dean Witter

Underwriters of Conoco Inc. (COC) Class A Common Stock

U.S. Underwriters               	    Number of Shares
Morgan Stanley & Co.
Credit Suisse First Boston
Goldman Sachs & Co.
Merrill Lynch Pierce, Fenner & Smith Inc.
J.P. Morgan Securities Inc.
Smith Barney Inc.
BT Alex Brown Inc.
Schroder & Co. Inc.
ABN Amro Inc.
Robert W. Baird & Co. Inc.
Bear Stearns & Co.
Sanford C. Berstein & Co. Inc.
Blaylock & Partners, L.P.
Chase Securities Inc.
Chatsworth Securities LLC
CIBC Oppenheimer
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
A.G. Edwards & Sons, Inc.
Fahnestock & Co. Inc.
Guzman & Company
Howard, Weil, Labouisse, Friedrichs Inc.
ING Baring Furman Selz LLC
Jefferies & Company, Inc.
Edward S. Jones & Co., L.P.
Legg Mason Wood Walker, Inc.
McDonald & Company Securities, Inc.
NationsBanc Montgomery Securities LLC
Nesbitt Burns Securities Inc.
Neuberger & Berman LLC
Ornes Capital Markets, Inc.
PaineWebber Inc.
Petrie Parkman & Co.
Prudential Securities Inc.
Raymond James & Associates, Inc.
The Robinson-Humphrey Company LLC
Sanders Morris Mundy Inc.
Muriel Siebert & Co., Inc.
Starr Securities, Inc.
Warburg Dillion Read LLC
Wheat First Securities, Inc.

			Total			 191,456,427


THE CHASE VISTA GROWTH AND INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/30/99 	Pepsi Bottling Group Inc. (PBG) Common Stock
Shares       Price         Amount
985,000	    $23.00	 $22,655,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$0.9177      N/A       0.98500%	          1.08000%

   Broker
Merrill Lynch & Co.

Underwriters of Pepsi Bottling Group Inc. (PBG) Common Stock

U.S. Underwriters               	    Number of Shares
Merrill Lynch Pierce Fenner & Smith
Morgan Stanley Dean Witter
			Total			 100,000,000